Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the quarterly report on Form 10-Q/A (Amendment No. 1) for the quarter ended September 30, 2004 (the "Form 10-Q/A") of SEMCO Energy, Inc. (the "Issuer").

I, George A. Schreiber, Jr., President and Chief Executive Officer of the Issuer, certify that:

(i)	The Form 10-Q/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	The information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: May 13, 2005	By:	/s/ George A. Schreiber, Jr.

George A. Schreiber, Jr. President and Chief Executive Officer, SEMCO Energy, Inc.

Exhibit 32-1.DOC